Exhibit 10.6 – Order Confirming Visitalk.com, Inc.’s Second Joint Plan of Reorganization

SO ORDERED.

Dated: August 27, 2004

REDFIELD T. BAUM, SR
U.S. Bankruptcy Judge

Mark J. Giunta (#015079)
Law Office of Mark J. Giunta
845 N. Third Ave.
Phoenix, AZ 85003-1408
Phone (602) 307-0837
Fax (602) 307-0838
Email: mark.giunta@azbar.org
Attorney for visitalk.Com, Inc.

IN THE UNITED STATES BANKRUPTCY COURT
FOR THE DISTRICT OF ARIZONA

In re: VISITALK.COM, INC., Tax I.D. #86-0930147 Debtor,	Chapter 11 Proceeding Case No. 00-13035-PHX-RTB ORDER CONFIRMING DEBTOR’S SECOND JOINT PLAN OF REORGANIZATION DATED JUNE 22, 2004

A confirmation hearing having been held on the 3rd day of August, 2004 at 9:00 a.m. on the Debtor’s Second Joint Plan of Reorganization Dated June 22, 2004 (“Plan”); the Debtor having filed a Ballot Report on July 29, 2004 setting forth Classes 4, 5, 7, and 8 as accepting impaired classes and Classes 6 and 9 as rejecting classes; the Debtor having submitted the Declaration Of Gerry Mayo dated August 2, 2004 in support of the Debtor’s Plan setting forth evidence satisfying the required elements of 11 U.S.C. section 1129(a) and (b); no parties having filed an objection to the Plan; all loans that were extended to the Debtor during the course of the bankruptcy that were approved by the Court arose in the ordinary course of the trade or business of the Debtor, and good cause appearing therefor,

IT IS HEREBY ORDERED that the Debtor’s Plan is confirmed pursuant to 11 U.S.C. section 1129.

IT IS FURTHER HEREBY ORDERED that no executory contract or unexpired lease with Veritas Software Corporation (including but not limited to any and all licenses of computer software, source code or object code for software, trademarks, service marks or intellectual property within the meaning of 11 U.S.C. Section 101(35A)) is assumed by the Debtor pursuant to the Plan or otherwise.

Dated:____________________	_____________________________
The Honorable Redfield T. Baum
U.S. Bankruptcy Court